                                                             Registration No.333



                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933


                                J. BAKER, INC.
            ------------------------------------------------------
            (Exact name of Registrant as specified in Its Charter)



         Massachusetts                                      04-2866591
  -------------------------------                      --------------------
  (State or other Jurisdiction of                        (I.R.S. Employer
  Incorporation or Organization)                        Identification No.)


             555 Turnpike Street, Canton,  Massachusetts     02021
            -------------------------------------------------------
            (Address of Principal Executive Offices)     (Zip Code)


                       Non-Qualified Stock Option Grant
                       --------------------------------
                           (Full title of the plan)

                               MICHAEL A. O'HARA
                                J. Baker, Inc.
                              555 Turnpike Street
                        Canton,   Massachusetts  02021
                    ---------------------------------------
                    (Name and address of agent for service)

                                (781) 828-9300
         -------------------------------------------------------------
         (Telephone Number, including Area Code, of Agent for Service)


                        CALCULATION OF REGISTRATION FEE

                              Amount to       Proposed maximum         Proposed maximum       Amount of
Title of Securities         be registered      offering price         aggregate offering     registration
to be registered                 (1)          price per share (2)          fee (2)                fee
----------------------     --------------     -------------------     ------------------     ------------
Common Stock, par              25,000               $1.00                   $25,000              $6.25
value $.50 per share


(1) The Registration Statement also covers such additional number of shares which may be issued as a result of anti-dilution adjustments. This Registration Statement also relates to the Rights to purchase shares of Series A Junior Participating Cumulative Preferred Stock of the Registrant which are attached to all shares of Common Stock outstanding as of, and issued subsequent to, January 6, 1995, pursuant to the terms of the Registrant's Shareholder Rights Agreement dated December 15, 1994. Until the occurrence of certain prescribed events, the Rights are not exercisable, are evidenced by the certificates for the Common Stock and will be transferred with and only with such stock.

(2) Reflects the exercise price of the option grant, pursuant to Rule 457(h)(i) under the Securities Act of 1933, as amended.


              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.
          ----------------------------------------

     The following documents are incorporated herein by reference:

(a) The Company's Annual Report on Form 10-K for the Company's fiscal year ended January 29, 2000.

(b) The Company's Quarterly Report on Form 10-Q for the Company's fiscal quarter ended April 29, 2000.

     The Company's Quarterly Report on Form 10-Q for the Company's fiscal quarter ended July 29, 2000.

     The Company's Quarterly Report on Form 10-Q for the Company's fiscal quarter ended October 28, 2000.

(c) The description of the Company's Common Stock $.50 par value, contained in the Company's Registration Statement on Form 8-A filed pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended, dated June 2, 1986, including any amendment or report filed for the purpose of updating such description.

     The description of the Company's Rights to purchase shares of the Company's Series A Junior Participating Cumulative Preferred Stock contained in the Company's Registration Statement on Form 8-A filed pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended, dated December 15, 1994, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company with the Securities and Exchange Commission pursuant to Sections 13(a), (c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.   Description of Securities.
          --------------------------

          Not Applicable.

Item 5.   Interests of Named Experts and Counsel.
          ---------------------------------------

          Not Applicable.

Item 6.   Indemnification of Directors and Officers.
          ------------------------------------------

As permitted by applicable Massachusetts law, Article 6A of the Company's Restated Articles of Organization, as amended, provides, that the Company shall indemnify, except as limited by law or as otherwise provided in the Company's Articles of Organization, each person who serves or has served as a director or in any other office filled by election or appointment by the stockholders or by the Board of Directors of the Company against all liability fixed by a judgement, order, decree, or award in any action, suit or proceeding, civil or criminal, brought or threatened in or before any court, tribunal, administrative or legislative body or agency incurred by such person in connection with each such action, suit or proceeding in which such person is involved as a result of serving or having served the Company in such capacity or, at the request of the Company, as a director, officer, employer or other agent of any other organization. No indemnification will be provided under Article 6A to such a person with respect to a matter as to which it shall have been adjudicated in any such action, suit or proceeding that such person did not act in good faith in the reasonable belief that such person's action was in the best interests of the Company. Also, in the event that any such action, suit or proceeding is compromised or settled so as to impose any liability or obligation upon such person or upon the Company, no indemnification shall be provided to such person with respect to a matter if the Company has obtained an opinion of counsel that with respect to such matter such person did not act in good faith in the reasonable belief that such person's action was in the best interests of the Company.

Article 6F of the Company's Restated Articles of Organization, provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of the Director's duty as a director notwithstanding any provision of law imposing such liability; provided, however, that Article 6F also states that the Article shall not eliminate or limit any liability of a Director (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Sections 61 or 62 of the Massachusetts Business Corporation Law, or (iv) with respect to any transaction from which the director derived an improper personal benefit.

Article 6F also provides that if the Massachusetts Business Corporation law is subsequently amended to further eliminate or limit the personal liability of directors or to authorize corporate action to further eliminate or limit such liability, then the liability of the directors of the company shall be eliminated or limited to the fullest extent permitted by the Massachusetts Business Corporation Law as so amended.

Item 7.   Exemption from Registration Claimed.
          ------------------------------------

          Not Applicable.

Item 8.  Exhibits.
         ---------

     The following is a complete list of Exhibits filed or incorporated by reference as part of this Registration Statement.

Exhibits
--------

 4.       Instruments Defining the Rights of Security Holders, including
          Indentures.

 4.1 Amended and Restated Articles of Organization of the Company, as filed with the Secretary of the Commonwealth of Massachusetts on September 26, 1990 (incorporated herein by reference to Exhibit 3.01 to the Company's Form 10-K Report for the year ended February 2, 1991).

 4.2 By-laws of the Company, as amended by the Board of Directors on September 11, 1990 (incorporated herein by reference to Exhibit 19.01 to the Company's Form 10-Q Report for the quarter ended November 3,
          1990).

 5  *     Opinion of Michael A. O'Hara, counsel to the Company, as to the legality of the securities being registered.

23.1*     Consent of Michael A. O'Hara (included in Exhibit 5).

23.2*     Consent of KPMG LLP

24  *     Power of Attorney (included on signature page of this Registration
          Statement).

99.1* Non-Qualified Stock Option Grant Agreement dated September 9, 1998 relating to 25,000 shares of Common Stock.

*  Filed herewith

Item 9.   Undertakings.
          -------------

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) herein do not
     --------  -------
     apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the undersigned registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Canton, Commonwealth of Massachusetts, on February 13, 2001.

                                        J. BAKER, INC.



                                        By: /s/ Alan I. Weinstein
                                           -----------------------
                                           Alan I. Weinstein
                                           President and Chief
                                           Executive Officer


                       POWER OF ATTORNEY AND SIGNATURES

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Alan I. Weinstein and Elizabeth C. White, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as each such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                    Capacity                       Date
--------------------------   ----------------------------   -----------------
/s/ Alan I. Weinstein        President, Chief               February 13, 2001
--------------------------   Executive Officer and
Alan I. Weinstein            Director (Principal
                             Executive Officer)

/s/ Elizabeth C. White       First Senior Vice President,   February 13, 2001
--------------------------   Chief Financial Officer and
Elizabeth C. White           Treasurer (Principal Financial
                             and Accounting Officer)

Signature                    Capacity                       Date
--------------------------   ----------------------------   -----------------
/s/ Sherman N. Baker         Chairman of the Board          February 13, 2001
--------------------------   of Directors
Sherman N. Baker

/s/ J. Christopher Clifford  Director                       February 13, 2001
---------------------------
J. Christopher Clifford

/s/ Stuart M. Glasser        Director                       February 13, 2001
---------------------------
Stuart M. Glasser

/s/ Douglas J. Kahn          Director                       February 13, 2001
---------------------------
Douglas J. Kahn

/s/ Harold Leppo             Director                       February 13, 2001
---------------------------
Harold Leppo

/s/ David Pulver             Director                       February 13, 2001
---------------------------
David Pulver


/s/ Theodore M. Ronick       Director                       February 13, 2001
---------------------------
Theodore M. Ronick

/s/ Melvin M. Rosenblatt     Director                       February 13, 2001
---------------------------
Melvin M. Rosenblatt

/s/ Nancy Ryan               Director                       February 13, 2001
---------------------------
Nancy Ryan

                                 EXHIBIT INDEX

Exhibit
Number    Description of Document
------    -----------------------------


 4.       Instruments Defining the Rights of Security Holders, including
          --------------------------------------------------------------
          Indentures.
          ----------

 4.1 Amended and Restated Articles of Organization of the Company, as filed with the Secretary of the Commonwealth of Massachusetts on September 26, 1990 (incorporated herein by reference to Exhibit 3.01 to the Company's Form 10-K Report for the year ended February 2, 1991).

 4.2 By-laws of the Company, as amended by the Board of Directors on September 11, 1990 (incorporated herein by reference to Exhibit 19.01 to the Company's Form 10-Q Report for the quarter ended November 3,
          1990).

 5  *     Opinion of Michael A. O'Hara, counsel to the Company, as to the legality of the securities being registered.

23.1*     Consent of Michael A. O'Hara (included in Exhibit 5).

23.2*     Consent of KPMG LLP.

24  *     Power of Attorney (included on signature page of this Registration
          Statement).


99.1* Non-Qualified Stock Option Grant Agreement dated September 9, 1998 relating to 25,000 shares of Common Stock.

* Filed herewith